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                                                                      EXHIBIT 21

                   NORTHROP GRUMMAN CORPORATION SUBSIDIARIES

Address for subsidiaries (unless otherwise noted) is:
     c/o Northrop Grumman Corporation
     Office of the Corporate Secretary
     1840 Century Park East
     Los Angeles, CA 90067

     .  Allied Holdings, Inc.
          .  Allied Transportation Products, Inc.
          .  Grumman Credit Corporation
     .  California Microwave, Inc.
     .  Data Procurement Corporation, Inc. (d.b.a. DPC Technologies)
     .  Grumman International, Inc.
     .  Grumman Ohio Corporation
     .  Grumman Sensor Systems, Inc.
     .  Grumman Systems Support Corporation
     .  Iran-Northrop Grumman Programs Service Company
     .  Logicon, Inc.
          .  Logicon International, Inc.
          .  International Research Institute, Inc.
               .  INRI, UK LTD*
                  Alpha House
                  Chilworth Research Centre
                  Southampton S016 7NS
                  United Kingdom
          .  Logicon Technical Services, Inc.
          .  Logicon Syscon Services, Inc.
          .  Logicon Syscon (B.V.I.) Limited *
          .  Logicon Canada Limited*
     .  MOCIT, Inc.
     .  Northrop Grumman Aviation, Inc.
     .  Northrop Grumman Commercial Aircraft Company
     .  Northrop Grumman Electronic Sensors and Systems International, Inc.
          .  WESCAN Europe Ltd.*
          3 Burlington Road,
          Dublin 4, Ireland
     .  Northrop Grumman Electronic Systems International Company
     .  Northrop Grumman Electronics Systems Integration International, Inc.
          .  Northrop Grumman Electronic Systems Integration Limited*
             Senator House
             85 Queen Victoria Street
             London  EC4V 4IL

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     .  Northrop Grumman Field Support Services, Inc.
     .  Northrop Grumman Foreign Sales Corporation (Barbados)*
          c/o Chase Trade, Inc.
          Stevmar House, Suite 2
          Rockley, Christ Church, Barbados
     .  Northrop Grumman International, Inc.
          . Northrop Grumman (Singapore) Private Limited (Singapore)* 250 North Bridge Road #15-04
          Raffles City Tower
          Singapore 179101
     .  Northrop Grumman International Services Company, Inc.
     .  Northrop Grumman ISA International, Inc.
     .  Northrop Grumman Overseas Holdings, Inc.
          .  Northrop Grumman-Canada, LTD. (Canada)*
          c/o Gowling, Strathy & Henderson
          120 King Street West
          Suite 600
          Hamilton, Ontario
          L8P 4V2
          .  Northrop Grumman Electronicos, Inc.
          .  Northrop Grumman Overseas Holdings (UK), Ltd.*
          c/o Baker & McKenzie
          100 New Bridge Street
          London EC4V 6JA
          United Kingdom
               .  Park Air Electronics Ltd. (UK)*
               Northfields
               Market Deeping
               Peterborough,
               PE6 8LG, England
     .  Northrop Grumman Overseas Service Corporation
     .  Northrop Grumman Space Operations, LP
     .  Northrop Grumman Tactical Systems LLC
     .  Northrop Grumman Technical Services Corporation
     .  Northrop Grumman Technical Services, Inc.
     .  Northrop International Aircraft, Inc.
     .  Park Air Electronics, Inc.
     .  Perceptics Corporation

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     .  Remotec, Inc. (96% owned)
     .  VAC Industries, Inc.
     .  Xetron Corporation



* Foreign Subsidiaries

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